Exhibit 10.1

As Amended on 5/17/06, 6/22/07, 6/4/08, 11/20/08 and 4/9/10

COLUCID PHARMACEUTICALS, INC.

2006 EQUITY INCENTIVE PLAN

1. Purpose. This Plan authorizes the Committee to provide employees of the Company and other persons who are eligible to participate in the Plan with Shares and Options to acquire Shares in the Company. The Company believes that this incentive program will cause those persons to increase their interest in the welfare of the Company and its subsidiaries, and will aid in attracting, retaining and motivating persons of outstanding ability.

2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in this Section.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control Transaction” shall mean (i) a merger or consolidation in which (x) the Company is a constituent party or (y) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(c) “Company” shall mean CoLucid Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, and its subsidiaries.

(d) “Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or in the absence of any such designation, the Board.

(e) “Effective Date” shall have the meaning set forth in Section 12.

(f) “Eligible Participant” shall mean any person or entity that is providing, or has agreed to provide, services to the Company or subsidiary of the Company, whether as an employee, director, advisor or independent contractor.

(g) “Fair Market Value” of a Share on any given date shall be determined in good faith by the Committee, taking into account such factors as the Committee determines are appropriate.

(h) “Grant Agreement” shall mean a written agreement between the Company and a Grantee evidencing the grant of an Option or Shares hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

(i) “Grantee” shall mean a person granted an Option or Shares under the Plan.

(j) “IPO” shall mean the consummation of an underwritten, registered initial public offering of the Company’s Shares.

(k) “Incentive Stock Option” or “ISO” shall mean any Option or portion thereof that is designated in a Grant Agreement as an ISO and meets the requirements of an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

(l) “Nonqualified Option” or “NSO” shall mean any Option or portion thereof that either is designated in a Grant Agreement as an NSO or is otherwise not an ISO.

(m) “Options” shall refer to options issued under and subject to the Plan.

(n) “Permitted Transferee” shall mean (i) the Grantee’s spouse, (ii) any lineal ancestor or descendant (including by adoption and stepchildren) of the Grantee, (iii) any trust of which the Grantee is the controlling trustee and which is established solely for the benefit of any of the foregoing individuals, (iv) the estate of the Grantee established by reason of the Grantee’s death, or (v) any corporation, limited liability company or partnership, all of the interests of which are (or is) owned by one or more of the persons identified in (i), (ii), (iii) or (iv) of this clause.

(o) “Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(p) “Plan” shall mean the CoLucid Pharmaceuticals, Inc. 2006 Equity Incentive Plan, as set forth herein and as amended from time to time.

(q) “Share” shall mean a share of the Company’s Common Stock, par value $0.001 per share.

(r) “Unvested Shares” shall have the meaning set forth in Section 7.

(s) “Vested Shares” shall have the meaning set forth in Section 7.

3. Shares Available under the Plan. The total number of Shares that may be issued under the Plan shall not exceed 4,500,000 Shares of the Company’s Common Stock. All such shares may be issued as ISOs under the terms of the Plan. If an Option granted under the Plan expires, terminates or is cancelled prior to the issuance of Shares thereunder, or if Shares are issued under the Plan and thereafter are reacquired by the Company, the Shares subject to those Options and the reacquired Shares shall be added to the Shares available for benefits under the Plan. Shares covered by a grant made under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. In addition, any Shares exchanged by an optionee as full or partial payment to the Company of the exercise price under any Option granted under the Plan, any Shares retained by the Company pursuant to a participant’s tax withholding election, and any Shares covered by a grant that is settled in cash, shall be added back to the Shares available for grants under the Plan. Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.

4. Administration of the Plan.

(a) Administration by the Committee. The Committee shall administer the Plan. If, following an IPO of the Company, a committee of the Board administers the Plan, such Committee shall consist of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(i) the Securities and Exchange Commission may establish for administrators of plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii) the New York Stock Exchange or the NASD, as applicable, may establish for plans of listed companies pursuant to its rule-making authority; and

(iii) the Internal Revenue Service may establish for outside directors of plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Authority of the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Eligible Participants to whom grants may be made under the Plan, and the number of Shares relating thereto, including, without limitation, approving schedules of grants to be made to classes of Eligible Participants;

(ii) to determine the terms and conditions of all grants under the Plan, including, with respect to Options, the type of Option, the exercise price, any conditions relating to exercise, including vesting, and the termination of the right to exercise;

(iii) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares issued under the Plan;

(iv) to prescribe the form of each Grant Agreement;

(v) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to construe and interpret the Plan and any Grant Agreement or other instrument hereunder; and

(vii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Grantees, or any person claiming any rights under the Plan from or through any Grantee, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(d) Limitation of Liability. The Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to it by any officer or other employee of the Company or any of its subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, neither any member of the Committee, nor any officer or employee of the Company acting on its behalf, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and each member of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law and required by the Amended and Restated Certificate of Incorporation and Bylaws of the Company, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

5. Eligibility. All Eligible Participants shall be eligible for grants under the Plan; provided, however, that only employees of the Company and its subsidiaries shall be eligible to be granted ISOs.

6. Terms Relating to Options.

(a) Generally. Options granted under the Plan shall be subject to the terms of the Plan and such other terms as the Committee shall set forth in each Grant Agreement. No Option shall be granted, however, with an exercise price that is less than the fair market value, as of the date the Option is granted, of the Shares subject to the Option.

(b) Termination of Options. Except as otherwise provided in a Grant Agreement, upon the termination of a Grantee’s status as an Eligible Participant for any reason,1 (i) Options that are not then vested and exercisable shall immediately terminate and (ii) Options that are vested and exercisable shall remain exercisable until, and terminate upon, the 91st day following such termination (or the 366th day following such termination, where such termination is by reason of death, or a disability that is approved by the Committee for purposes hereof);2 provided, however, that in any event, each Option shall terminate upon the tenth anniversary of the date of grant, or such earlier time as may be provided by action of the Committee pursuant to Section 8.

(c) Exercise of Options. Options granted to Eligible Participants who are non-exempt employees under the Fair Labor Standards Act of the Company or a subsidiary shall not be exercisable within less than 6 months after the date of grant. Only the vested portion of any Option may be exercised. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with the exercise price payable in the form of (i) cash or its equivalent, (ii) the tender of previously acquired shares (held for at least six months, if the Company is accounting for Stock Options using APB Opinion 25, or purchased on the open market) having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares, (iii) the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the Option shares to pay the exercise price and any withholding taxes due to the Company, (iv) prior to the date the Company is subject to the reporting requirements of the Exchange Act in the sole discretion of the Committee at the time the Option is exercised, by delivery of a promissory note in a form approved by the Committee; or (v) such other methods of payment as the Committee, at its discretion, may deem appropriate.

[1]	In accordance with the administrative and interpretive rules adopted by the Committee on June 22, 2007, the status as an Eligible Participant of a Grantee of ISOs shall terminate immediately upon his or her termination of employment with the Company for any reason.
[2]	In accordance with the administrative and interpretive rules adopted by the Committee on June 22, 2007, except as otherwise provided with respect to a Nonqualified Option in the applicable Grant Agreement, vested Options may be exercised by a Grantee until the close of business on the 90th day following the termination of his or her status as an Eligible Participant and any vested Options not exercised on or prior to such time shall terminate immediately as of 12:00 a.m. on the 91st day following the termination of the Grantee’s status as an Eligible Participant, unless the termination of the Grantee’s status as an Eligible Participant is due to the death or disability of the Grantee, in which case the vested Option may be exercised until the close of business on the 365th day following such death or disability and any vested Options not exercised on or prior to such time shall immediately terminate as of 12:00 a.m. on the 366th day following the death or disability of the Grantee.

Before any Shares are issued pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable income tax laws to withhold for income and employment taxes due upon or incident to such exercise. The Committee, may, in its discretion, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option.

(d) Transferability. No Option may be sold, transferred, assigned, pledged or otherwise encumbered, and an Option shall be exercisable only by the Grantee, provided that the Committee may permit transfers to a Permitted Transferee.3 Any such Permitted Transferee shall be subject to all the terms and conditions of the Plan and Grant Agreement, including the provisions relating to the termination of the right to exercise the Option.

7. Terms Relating to Grants of Shares. The Committee may grant Shares to a Grantee that may or may not be conditional upon the Grantee’s future performance of services and/or achievement of specified performance targets. Shares granted under the Plan that are so conditional are referred to as “Unvested Shares,” and Shares that are not so conditional are referred to as “Vested Shares.” Except to the extent restricted under the terms of the Plan and any Grant Agreement, a Grantee awarded Unvested Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Unvested Shares and the right to receive dividends thereon. The Committee may require the Grantee to pay (in cash or such other form as determined by the Committee, including, prior to the date the Company is subject to the reporting requirements of the Exchange Act, in the sole discretion of the Committee at the time of purchase, by delivery of a promissory note in a form approved by the Committee) for Shares at a price per Share up to the Fair Market Value thereof. The grant of Shares or the lapse of restrictions on Unvested Shares shall be conditional on the Grantee’s satisfaction of any withholding tax obligation that arises in connection therewith.

8. Adjustment Upon Changes in Capitalization. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, incorporation, spin-off, combination, repurchase, exchange of Shares or other securities, dividend or distribution of Shares or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, sale or purchase of assets or other similar transactions or events, affects the Shares such that an adjustment is, in the sole discretion of the Committee, appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants under Section 3, (ii) the number and kind of securities subject to Unvested Shares and outstanding Options, and (iii) the exercise price per Share of Options. In addition, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Unvested Shares and Options (including, without limitation, acceleration of the expiration date of Options, cancellation of Options in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, or

[3]

In accordance with the administrative and interpretive rules adopted by the Committee on June 22, 2007, any and all ISOs granted pursuant to the Plan shall not be transferable by the Grantee, except to Permitted Transferees by will or the laws of descent and distribution.

substitution of Unvested Shares and Options using securities or other obligations of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, a Change of Control Transaction or an event described in the preceding sentence) affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, or in response to changes in applicable laws, regulations, or accounting principles. The Committee shall not, however, make any adjustment under this Section with respect to Options that would cause the Options to constitute deferrals of compensation subject to Section 409A of the Internal Revenue Code of 1986.

9. Effect of Change of Control Transaction.

(a) Generally. Notwithstanding any provision of Section 8 above, in the event of a Change of Control Transaction, immediately prior to the consummation of the transaction, Unvested Shares held by Eligible Participants shall become vested, and outstanding Options held by Eligible Participants shall become vested and exercisable, as provided in this Section 9.

(b) Cash Transaction. In the event of a Change of Control Transaction in which the consideration received in the transaction by holders of Shares is all or substantially all cash, all Unvested Shares shall vest, and all Options shall be fully vested and exercisable.

(c) Other Transactions. In the event of a Change of Control Transaction in which the consideration received in the transaction by holders of Shares is not described in Section 9(b) above, the Committee shall determine the extent, if any, to which Unvested Shares and the unvested portions of Options shall be vested (and exercisable, if applicable) and shall make such other determinations with respect to Unvested Shares and Options as may be necessary or desirable.

10. Restrictions on Shares.

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred to a Grantee under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the award or delivery of Shares or exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

(b) Voting. As to the election of members of the Board, holders of Shares issued under the Plan shall vote, consent and take such other action as to such Shares consistent with the provisions of any stockholders agreement that may be in effect from time to time among the Company and its stockholders, whether or not such holders of shares issued under the Plan are parties thereto.

(c) Transfer of ISO Shares. Grantees shall notify the Company of any transfer of Shares that were acquired upon exercise of an ISO that occurs within one year of such exercise or two years of the date the ISO was granted.

(d) IPO. Unless otherwise determined by the Committee, no Shares shall be sold or distributed during the 180-day period beginning on the effective date of the IPO (except as part of such underwritten registration) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15-18 days prior to or after the date that is 180 days after the effective date of the IPO, and each Grantee shall enter into such standstill agreements and related agreements as the managing underwriters of such IPO may request.

(e) Certificates for Shares. Shares issued under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares are registered in the name of a Grantee, such certificates may bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Shares. The Company may retain physical possession of the certificates, in which case the Grantee shall be required to have delivered a power of transfer to the Company, endorsed in blank, relating to the Shares.

11. General Provisions.

(a) Grant Agreement. Grants of Options and Shares granted under the Plan shall be evidenced by written Grant Agreements. The terms and provisions of such Grant Agreements may vary among Grantees and among different grants that are granted to the same Grantee.

(b) No Right to Additional Grants; No Right to Continue as an Eligible Participant; No Rights as a Stockholder. The grant of an Option or Shares in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s relationship as an Eligible Participant (for the applicable vesting period or otherwise), or, until Shares are issued pursuant to the exercise of an Option, any rights as a stockholder of the Company. Grantees who are employees of the Company or a subsidiary shall remain subject to discharge from employment to the same extent as if the Plan were not in effect.

(c) No Segregation of Assets. No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any award under the Plan to any particular assets of the Company or subsidiaries of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

(e) Code Section 409A. The Plan and all Grant Agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Section 409A of the Internal Revenue Code of 1986 and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or a Grant Agreement would subject a Grantee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to render inapplicable, the Code Section 409A standards.

12. Effective Date; Amendment or Termination.

The Plan shall become effective upon its adoption by the Board, subject to the approval of the stockholders of the Company within twelve (12) months thereafter. Shareholder approval shall be obtained in the manner and to the degree required under applicable law and the Bylaws of the Company. The Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees with respect to grants previously made hereunder.